Exhibit 10.1
EXECUTION COPY
AMENDMENT TO
AGREEMENT AND PLAN OF MERGER
     This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of April 18, 2006 by and among United Surgical Partners International, Inc., a Delaware corporation (“Parent”), Peak ASC Acquisition Corp, a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Merger Sub”), and Surgis, Inc., a Delaware corporation (“Company”). Capitalized terms used herein and not otherwise defined herein shall have the meanings provided for them in the Merger Agreement referred to below.
RECITALS:
     A. Parent, Merger Sub and Company are parties to an Agreement and Plan of Merger dated as of January 27, 2006 (the “Merger Agreement”), pursuant to which Parent has agreed to acquire Company pursuant to a merger of Merger Sub with and into Company.
     B. Parent and Company are also parties to Letter Agreements dated January 27, 2006 and March 1, 2006 (the “Additional Letter Agreements”).
     C. The parties hereto desire to enter into this Amendment in order to (i) in anticipation of a mid-month Closing, make certain adjustments to the manner in which certain calculations are prepared in order to avoid the complexity of a mid-month closing of the Company’s accounting books and (ii) acknowledge that the Additional Letter Agreements shall be effective as an amendment to the Merger Agreement.
     NOW THEREFORE, the parties agree as follows:
ARTICLE I
AMENDMENTS TO THE MERGER AGREEMENT
1.1	Amendments.
                         (a) Notwithstanding anything contained in the Merger Agreement to the contrary (including Section 1.7(c)), March 31, 2006 shall be the date utilized for purposes of (i) preparing the Closing Date Balance Sheet and the Closing Working Capital Statement, and (ii) determining the Closing Cash Amount, the Closing Indebtedness Amount, the Closing Working Capital, the Adjusted Closing Current Assets, and the Adjusted Closing Current Liabilities.
                         (b) Each of Parent, Merger Sub and Company agree that, subject to and upon the terms and conditions set forth in the Merger Agreement, the Closing shall take place at 9:00 a.m. Eastern time on April 19, 2006.
                         (c) In consideration of the foregoing, Parent agrees to increase the Merger Consideration by $200,000.

          1.2 Interpretation. Subject to Section 2.3 below, except to the extent specifically amended hereby, the provisions of the Merger Agreement shall remain unmodified, and are hereby confirmed to be in full force and effect.
ARTICLE II
MISCELLANEOUS
          2.1 Governing Law. This Amendment shall be governed by the laws of the State of Delaware without reference to principles of conflicts of laws.
          2.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          2.3 Additional Letter Agreements. Notwithstanding anything to the contrary contained in the Merger Agreement, each of the parties hereto (including the Shareholder Representative on behalf of the Company Equityholders) acknowledges and agrees that the terms and provisions of the Additional Letter Agreements shall be deemed to amend and modify the terms and provisions of the Merger Agreement and shall be incorporated into and made part of the Merger Agreement.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized officers as of the date first above written.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By:
Name:
Title:

PEAK ASC ACQUISITION CORP

By:
Name:
Title:

SURGIS, INC.

By:
Name:
Title:
ACCEPTED AND AGREED ON BEHALF
OF THE COMPANY EQUITYHOLDERS:

NEW MOUNTAIN PARTNERS, L.P.,
as Shareholder Representative

By:	New Mountain Investments, L.P., Its General Partner

By:	New Mountain GP, LLC, Its General Partner

By:
Name: Steven B. Klinsky
Title: Member